Exhibit 10.12

Contract Number: 2007, Shimen (mortgage) No. 0005

Mortgage Contract

Mortgagor (Party A): Hunan Zhaoheng Hydropower Co., Ltd

Domicile (Address): Power Station Road, Chujiang Town, Shimen County

Legal Representative: Hong Zhu

Mortgagee (Party B): Shimen Branch of Industrial and Commercial Bank of China Co., Ltd

Domicile (Address): Chujiang Road, Chujiang Town, Shimen County

Legal Representative(Person in-charge): Zidan Xu

Table of Contents

Article 1.      Representations and Warranties of Party A

Article 2.      Type and Amount of the Indebtedness To Be Secured

Article 3.      Term of the Underlying Contract

Article 4.      Scope of Guarantee

Article 5.      Collateral

Article 6.      Mortgage Registration

Article 7.      Possession and Management of the Collateral

Article 8.      Insurance

Article 9.      Realization of Security

Article 10.    Rights and Obligations of Party A

Article 11.    Rights and Obligations of Party B

Article 12.    Breach of Contract

Article 13.    Effectiveness, Amendment and Termination of the Contract

Article 14.    Dispute Settlement

Article 15.    Other Issues Agreed

Article 16.    Appendix

Article 17.    Supplementary Provisions

Hunan Zhaoheng Hydropower Co., Ltd. (hereinafter "Debtor") and Party B under this Contract have entered into a Loan Agreements, the contract number of which is 2007 Shimen No.0004, (hereinafter “Underlying Contract”) on March 23, 2007. Party A agrees to provide mortgage guarantee to secure the indebtedness of the Debtor under the Underlying Contract. Party A and Party B upon consultation have reached the following Contract in accordance with the Contract Law and the Guarantee Law of People’s Republic of China and other relevant laws and regulations, for mutual observance and compliance.

Article 1.           Representations and Warranties of Party A

1.1        Party A is the full, effective and lawful owner or the State-authorized administrator of the collateral under this Contract, and there is no dispute regarding the ownership or right of administration for the collateral;

1.2        Party A fully understands the purpose of the Loan under the Underlying Contract and has provided the security under this Contract of its own will;

1.3        Party A has disclosed and explained all defects of  the collateral;

1.4        The collateral under this Contract is allowed by law to be mortgaged;

1.5        There is no restriction against the establishment of the mortgage under this Contract;

1.6        There is no seizure, attachment or supervision existing over the collateral;

1.7        In case that Party A leases partial or all of the collateral to other party, Party A shall notify the Lessee of the mortgage and notify Party B of the lease in writing.

Article 2.           Type and Amount of the Indebtedness To Be Secured

2.1        The mortgage under this Contract is to secure the indebtedness owed by the Debtor to the Mortgagee derived from the Loan, the amount of which is RMB 160 million, granted by Party B under the Underlying Contract.

Article 3.           Term of the Underlying Contract

 3.1       The term of the Underlying Contract hereunder is 180 months, from March 23, 2007 to March 23, 2022.  If there is any change, the term shall be determined by the Underlying Contract.

Article 4.           Scope of Guarantee

4.1        The security under this Contract  shall be to secure all of the loan principal, interest, compound interest, penalty interest, damages, compensations and all the expenses incurred in realizing the Mortgagee's rights and other fees payable under the Underlying Contract.

Article 5.           Collateral

5.1        The collateral under this Contract is described in detail in the List of Collateral;

5.2        The estimated value of the collateral contained in the abovementioned List of Collateral is the basis of value evaluation when Party B dispose the collateral in accordance with Article 9 of this Contract and shall impose no restriction on realizing the Mortgagee's right by Party B;

5.3        The relevant certificate and materials of the collateral shall be kept by Party B after having been confirmed and sealed by both Parties unless otherwise stipulated by laws and regulations.

Article 6.           Mortgage Registration

6.1        The Parties shall register the mortgage at the relevant mortgage registration office within 15 days after execution of this Contract as required by laws or agreed by both Parties;

6.2        The Parties shall alter the registration at the relevant mortgage registration office  within 15 days in case of alteration of the mortgage as required by laws.

Article 7.            Possession and Management of the Collateral

7.1        The collateral shall be possessed and managed by Party A. Party A shall maintain the integrity of the collateral and shall not impair the value of the collateral through improper utilization. Party B is entitled to supervise the possession and management of the collateral;

7.2        In case of loss or damage to the collateral, Party A shall notify Party B promptly and take necessary efforts to minimize the loss. Party A shall also provide Party B with necessary proof of the loss or damage issued by the relevant authorities.

Article 8.            Insurance

8.1        Party A shall purchase the basic property insurance and additional BLANK insurance for the collateral within 15 days after execution of this Contract. The insured period shall be no shorter than the term of the Loan under the Underlying Contract and the insured value shall be no less than the principal and interest of the Loan;

8.2        Party B shall be the first beneficiary listed under such insurance. There shall be no restriction of Party B's interest and right under such insurance;

8.3        Party A should not terminate or cancel the insurance for any reason during the valid period of this Contract. Party B is entitled to renew the insurance at the cost of Party A in case of termination of the insurance;

8.4        The insurance compensation shall be used to repay the Loan under the Underlying Contract or to restore the value of the collateral as agreed by Party B.

Article 9.         Realization of Security

9.1        In realizing the Mortgagee's right in accordance with laws, Party B is entitled to use the collateral to make up for the indebtedness as agreed by both Parties or settle the outstanding indebtedness by the proceeds derived from the sale or auction of the collateral;

9.2        Party A shall assist Party B to realize its right and shall not cause any hindrance.

Article 10.          Rights and Obligations of Party A

10.1       After effectiveness of this Contract, Party A shall not create any mortgage, pledge on the collateral or lease, transfer or donate the collateral to any third party without getting written consent from Party B;

10.2       The assignment of the creditor rights under the Underlying Contract to a third party by Party B in accordance with the relevant laws shall not affect Party A’s obligations under this Contract;

10.3       Except for the cases that the term of the Loan under the Underlying Contract is extended or the principal amount of the Loan is raised, Party A’s consent is not required for any variation to the Underlying Contract mutually agreed between Party B and the Debtor, and Party A’s obligation hereunder shall not be reduced or discharged thereby;

10.4       In case of devaluation of the collateral due to Party A's conduct, Party A shall cease such conduct and restore the value of the collateral or provide extra security;

10.5       In case of devaluation of the collateral due to reasons other than Party A's fault, Party A will bear the obligation of security only within the limitation of the compensation received by Party A. The remaining collateral shall still be mortgaged to secure the indebtedness of the Debtor;

10.6       In case of expropriation of the collateral by the State, the relevant compensation shall be used to settle the indebtedness of the Debtor before maturity or be deposited in a third party designated by both Parties;

10.7       Party A shall bear all the expense and cost under this Contract, including but not limited to: attorney services, insurance, authentication, evaluation, registration, transfer and litigation;

10.8       Party A shall make proper arrangement about the security in case of division, merger, and shareholding system rebuilding of Party A;

10.9       In case of damage or possible damage by third party to the collateral, Party A shall notify Party B in time and assist Party B to prevent the damage;

10.10     Party A shall promptly notify Party B in writing in case of the following events:

10.10.1  Change of its management system, such as contracting, leasing, pooling, merger, division, shareholding system rebuilding, establishing a joint venture, and etc;

10.10.2  Change of its business scope, registered capital and joint stock restructuring;

10.10.3  Involvement of major economic dispute;

10.10.4  Dispute over ownership of the collateral;

10.10.5  Bankruptcy, cessation of operation, dissolution, cessation of production for rectification, cancellation or revocation of business license;

10.10.6  Change of its domicile, telephone number, or legal representative;

10.11      Under the circumstances stated in 10.10.1 or 10.10.2, Part A shall notify Party B 30 days in advance; under other circumstances stated in 10.10, Party A notify Party B in writing within 5 days after the occurrence of such event;

10.12      In case the collateral is project being constructed, Party A shall actively cooperate PartyB to register the real estate mortgage at the relevant mortgage registration office after the project is complete and is issued the property right certificate;

10.13      Party A is entitled to cancel the mortgage once all indebtedness under the Underlying Contract has been paid.

Article 11.          Rights and Obligations of Party B

11.1       Party B is entitled to dispose the collateral in case of failure by the Debtor to pay the loan principal, interest or other fees upon maturity date of the Underlying Contract;

11.2       Party B is entitled to dispose the collateral in advance and the right of first claim to the proceeds in case that:

11.2.1    The Underlying Contract is terminated in accordance with laws or as stipulated in the Underlying Contract;

11.2.2    The loan becomes mature before expiry of term in accordance with the Underlying Contract and the indebtedness under the Underlying Contract has not been settled;

11.3       Party B is entitled to ask for Party A's assistance in its effort to prevent damage of the collateral by any third party;

11.4       Party B shall notify Party A promptly in case of the assignment of the creditor’s right under the Underlying Contract during the term of the Contract in accordance of the laws;

11.5       After the realization of the security, Party B shall assist Party A's execution of recourse right against the Debtor;

11.6       Party B shall repay the residual proceeds of the collateral to Party A once all secured indebtedness has been paid;

Article 12.          Breach of Contract

12.1       Party A shall compensate Party B for any loss due to false statements or undertakings by Party A in Article 1 of this Contract;

12.2       Both Parties shall perform their obligations under this Contract strictly after the effectiveness of the Contract. The breaching party shall compensate the other party any loss suffered due to its breach of Contract;

12.3       In case that this Contract becomes invalid due to fault of Party A, Party A shall compensate Party B for all loss within the limitation of the security amount.

Article 13.          Effectiveness, Amendment and Termination of the Contract

13.1       The Contract shall come into effect once it is executed and affixed with the official seals by both Parties and registered with the relevant mortgage registration office as required by laws;  the contract shall terminate when the principal, interest, compound interest, penalty interest, damages for breach of contract, compensation and expenses in realizing the creditor’s right, and all other related expenses under the Underlying Contract have all been paid off;

13.2       The effect and validity of the Contract hereunder shall be separate from and independent of that of the Underlying Contract; and invalidity of the Underlying Contract shall not affect the effect and validity of the Contract hereunder. If the Underlying Contract is held to be void, Party A shall be also liable for all obligations of guarantee under this Contract;

13.3       After the effectiveness of the Contract, neither Party shall have the right to amend or cancel the Contract in advance unilateraly.This Contract may be amended or terminated in writing by both Parties through consultation.  Befor the written agreement is reached, all terms stipulated in this Contract shall remain valid.

Article 14.          Dispute Settlement

14.1       Any dispute arising during the performance of this Contract may be settled through consultation. If the consultation fails, it shall be settled through the 14.1.2 of the following methods:

14.1.1     File the dispute to   BLANK_ for arbitration;

14.1.2     Bring a suit before the court in the jurisdiction where Party B domiciles.

Article 15           Other Issues Agreed

        15.1   The following space is intentionally left blank

_________________________________________________________________________;

        15.2    The following space is intentionally left blank

__________________________________________________________________________;

        15.3    The following space is intentionally left blank

____________________________________________________________________________.

Article 16.          Appendices

16.1    The appendices hereto are an integral part of the Contract. The Contract and the appendices hereto have the equal legal force:

16.2    The appendices of this Contract include the following:

Appendix 1: List of Collateral

Appendix 2: BLANK

Article 17.           Supplementary Provisions

The Contract is executed in triplicate with the equal legal effect.  Each of Party A, Party B, and the relevant mortgage registration office shall hold one.

 Party A (Seal): (Seal)

 Legal representative or authorized representative (Signature):

                             /s/ Zhengxi Wang

                                             March 23, 2007

Party B (Seal): (Seal)

Legal representative (Person in-charge) or authorized representative (Signature):

                                    /s/ Zidan Xu

                                    March 23, 2007

List of the Payment Statistic of Hunan Zhaoheng Hydropower Co., Ltd’s Left Bank
Expansion Project (List of Collateral)

March 31, 2007 Currency: Renminbi

No.	Name of the Project	Amount Paid	Notes

1	Hydraulic turbo-generator group	35,040,000
2	Project construction supervision	1,110,000
3	Civil engineering construction	56,791,300	Including payment for materials and prepayment for the project
4	Hoists, clean up machines	2,452,200
5	The manufacture and installation of gate	5,200,000	Including payment for materials and prepayment for the project
6	Mechanical and electrical installation work	6,400,000
7	Dam safety monitoring	908,700
8	Overhead crane	1,448,700
9	220 KV Main transformer	5,180,000
10	GIS equipment	2,945,000
11	Computer monitoring equipment	840,000
12	Insulation equipment	870,000
13	DC power supplies	342,000
14	Axis control equipment	538,800
15	110KV High-voltage Switch Cabinet	2,660,000
16	110KV interval	270,000
17	Storage tank equipment	48,600
18	Automation components	99,000
19	Oil-processing equipment	27,000
20	Fan	126,700
21	Drainage pump	147,500
22	Water filter	79,000
23	Air compressor	214,100
24	water supply pump	31,500
25	Gas storage tank	94,800
26	Fire fighting equipment	1,137,700
27	Bus	118,400
28	Plant transformer	3,500,000
29	Industrial TV	200,000
30	Metal roof	4,200,000
31	Low-voltage switch cabinet	297,700
32	Lighting system, cables	8,500,000
33	Cable bridge	240,000
34	22KV Access system	15,800,000
35	Other sporadic projects	15,000,000
36	Materials for Guangdong Yuantian mechanical and electrical installation work	5,801,100
37	Loan interest	29,670,000
38	Other project costs	35,000,000
39	Plant renovation project	3,000,000
	Total	246,329,800